Exhibit 99.1

ALTRIA PRESENTS AT THE BARCLAYS GLOBAL CONSUMER STAPLES CONFERENCE; REAFFIRMS FULL-YEAR EARNINGS GUIDANCE

RICHMOND, Va. - September 7, 2016 - Altria Group, Inc. (Altria) (NYSE: MO) is participating today in the Barclays Global Consumer Staples Conference in Boston, Massachusetts. Billy Gifford, Altria’s Chief Financial Officer, will discuss the company’s business fundamentals, financial goals and strategies.
Presentation
The presentation is being webcast live at altria.com in a listen-only mode, beginning at approximately 9:45 a.m. Eastern Time. A replay of the audio webcast will be available at altria.com and via the Altria Investor app.
2016 Full-Year Guidance
Altria reaffirms its guidance for 2016 full-year adjusted diluted earnings per share (EPS), which excludes the special items for the first half of 2016 as shown in Schedule 1, to be in the range of $3.01 to $3.07, representing a growth rate of 7.5% to 9.5% from an adjusted diluted EPS base of $2.80 in 2015, as shown in Schedule 1. This guidance does not include any impact from the anticipated Anheuser-Busch InBev SA/NV (AB InBev) and SABMiller plc (SABMiller) business combination, including effects from the anticipated reporting lag described in Altria’s 2016 second-quarter earnings press release, as the transaction remains subject to certain approvals.

Altria’s full-year adjusted diluted EPS guidance excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, SABMiller special items, certain tax items, charges associated with tobacco and health litigation items, and settlements of, and determinations made in connection with, certain non-participating manufacturer (NPM) adjustment disputes (such settlements and determinations are referred to collectively as NPM Adjustment Items).

Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS

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because these items, which could be significant, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to Altria’s forecast.
Altria’s Profile
Altria’s wholly-owned subsidiaries include Philip Morris USA Inc., U.S. Smokeless Tobacco Company LLC, John Middleton Co., Nu Mark LLC, Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation. Altria holds a continuing economic and voting interest in SABMiller.

The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal®, MarkTen® and Green Smoke®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission. More information about Altria is available at altria.com and on the Altria Investor app.
Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the period ended June 30, 2016.

These factors include the following: significant competition; changes in adult consumer preferences and demand for Altria’s operating companies’ products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on trade inventories, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.

Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in, third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.

Altria and its tobacco businesses are also subject to federal, state and local government regulation, including by the U.S. Food and Drug Administration. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.

In addition, the factors related to AB InBev’s proposed transaction to effect a business combination with SABMiller include the following: the risk that one or more conditions to closing the proposed transaction may not be satisfied; the risk that a shareholder or regulatory approval required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; AB InBev’s inability to achieve the contemplated synergies and value creation from the proposed transaction; the fact that Altria’s election to receive transaction consideration in the form of equity is subject to proration, which may result in a reduced percentage ownership of the combined company, additional tax liabilities and/or changes in Altria’s ability to account for its interest in the combined company under the equity method of accounting; the fact that the equity securities to be received by Altria as transaction consideration will be subject to restrictions on transfer lasting five years from completion of the proposed transaction; the risk that AB InBev’s share price, which affects the value of Altria’s transaction consideration, will fluctuate based on a variety of factors that are beyond Altria’s control; the fact that the strengthening of the U.S. dollar against the British pound would adversely affect Altria’s cash consideration as the British pound would translate into fewer U.S. dollars; the risk that the tax treatment of Altria’s transaction consideration is not guaranteed; and that the tax treatment of the dividends Altria receives from the new company may not be as favorable as dividends from SABMiller.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
2016 First Six Months Special Items and Reconciliation of 2015 Adjusted Results

Altria’s 2016 First Six Months Special Items

NPM Adjustment Items	$0.01
Tobacco and health litigation items	0.01
SABMiller special items	0.06
Asset impairment, exit and implementation costs	0.04
Gain on derivative financial instrument	(0.05)
Tax items	(0.01)
$0.06

Reconciliation of Altria’s 2015 Adjusted Results

Full Year
2015
Reported diluted EPS	$2.67
NPM Adjustment Items	(0.03)
Tobacco and health litigation items	0.05
SABMiller special items	0.04
Loss on early extinguishment of debt	0.07
Adjusted diluted EPS	$2.80

Altria reports its financial results in accordance with GAAP. Altria’s management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2016 Full-Year Guidance” above. Altria’s management does not view any of these special items to be part of Altria’s sustainable results as they may be highly variable, are difficult to predict and can distort underlying business trends and results. Altria’s management believes that adjusted financial measures provide useful insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

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